UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 27, 2016

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders (the “Annual Meeting”) of Rackspace Hosting, Inc. (the “Company”) was held on April 27, 2016. At the Annual Meeting, stockholders representing 120,759,757 shares, or approximately 92.58% of the shares of the Company’s common stock outstanding as of the February 29, 2016 record date, were present in person or were represented at the meeting by proxy. The items listed below were submitted to a vote of the stockholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2016. Final voting results are shown below.

Proposal 1 - Election of directors:
Each nominee for election as a Class II director required the affirmative vote of a majority of the shares present at the Annual Meeting entitled to vote in order to be elected. Two Class II directors were elected to hold office for a term expiring in 2019. The following summarizes the votes received for each nominee for director:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES
William Taylor Rhodes	107,116,394	1,958,021	38,967	11,646,375
Lila Tretikov	90,242,334	18,826,822	44,226	11,646,375

Proposal 2 - Ratification of KPMG LLP, the Company's independent registered public accounting firm:
This proposal required the affirmative vote of holders of a majority of the shares present at the Annual Meeting entitled to vote. The following summarizes the voting results for the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016:

VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES
120,451,452	248,946	59,359	—

Proposal 3 - Approval of the Executive Bonus Plan:
This proposal required the affirmative vote of holders of a majority of the shares present at the Annual Meeting entitled to vote. The following summarizes the voting results for the approval of the Company’s Executive Bonus Plan:

VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTES
108,024,170	961,656	127,556	11,646,375

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	May 3, 2016	By:	/s/ Karl Pichler
Karl Pichler
Chief Financial Officer and Treasurer